United States

Securities And Exchange Commission
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 28, 2018

ISORAY, INC. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33407 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354

(Address of principal executive offices) (Zip Code)

(509) 375-1202

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01         Entry into a Material Definitive Agreement.

On December 28, 2018, IsoRay Medical, Inc. (“Medical”), a wholly owned subsidiary of Isoray, Inc., entered into an Amendment to Exhibit B (the “Amendment”) to its Manufacturing and Supply Agreement (“Supply Agreement”) with GT Medical Technologies, Inc., a Delaware corporation (“GT Tech”), originally dated January 3, 2018. Pursuant to the Supply Agreement, Medical manufactures and supplies a brachytherapy product that incorporates Cesium-131 seeds within customizable carriers for the treatment of brain tumors (the “GammaTile™ Product”) for end users designated by GT Tech. Additionally, Medical supplies loose or braided Cesium-131 seeds for brachytherapy brain cancer treatment to GT Tech on a non-exclusive basis. The Amendment modifies the prices to be paid by GT Tech for material, labor, overhead, and Cesium-131 seeds used in the GammaTile™ Product, and separately specifies pricing for additional services.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2019

Isoray, Inc., a Delaware corporation

By:	/s/ Lori A. Woods
Lori A. Woods, CEO